              LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

        The undersigned, as a 5% stockholder of GoDaddy Inc. (the
"Corporation"), hereby constitutes and appoints Nima Kelly, Matthew Kelpy,
Matthew Forkner, Jessica Hately, Ronald Hertz and Marc Padwe, each the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule
144 promulgated under the Securities Act of 1933, as amended, Section 16 of the
Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
Corporation, and to do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned acknowledges that the Company shall use its reasonable best efforts to provide the undersigned a copy of the proposed
Forms 3, 4 or 5 at least one business day prior to filing such forms with the
Securities and Exchange Commission.

        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

        This Limited Power of Attorney is executed at GoDaddy Inc., in
Scottsdale, AZ, as of the date set forth below.

                                        The Go Daddy Group, Inc.

                                        By: /s/ Robert Parsons
                                            -----------------------------------

                                        Name:  Robert Parsons
                                               --------------------------------

                                        Title: CEO
                                               --------------------------------

                                        Dated: March 25, 2015
                                               --------------------------------

Witness: /s/ Nima Jacobs Kelly
         ------------------------------

Print Name: Nima Jacobs Kelly
            ---------------------------

Dated: March 25, 2015
        -------------------------------